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Exhibit 3.6

BY-LAWS

OF CASCADES AGRI-PAK, INC.

        Except as otherwise specifically regulated or expressly provided by law, statute, or the Certificate of Incorporation, the following By-Laws shall apply in all respects.

ARTICLE I. MEETINGS OF SHAREHOLDERS

        Sec. 1.01    ANNUAL MEETING.    The annual meeting of shareholders shall be held not more than 180 days after the end of the fiscal year of the Corporation at such date, time and place within or without the State of New York as shall be established by resolution of the Board of Directors.

        Sec. 1.02    SPECIAL MEETING.    Special Meetings of shareholders for any purpose or purposes may be called by the Board of Directors or the President, and shall be called by the President or the Secretary at the request in writing of a majority of the Directors, or at the request in writing of shareholders owning at least a majority in amount of the shares issued and outstanding and entitled to vote. Any such request shall state the purpose or purposes of the proposed meeting. All special meetings of shareholders shall be held at such date, time and place within or without the State of New York as shall be established by resolution of the Board of Directors, or, absent such a resolution, as shall be stated in the notice of the meeting.

        Sec. 1.03    NOTICE OF MEETING.    Written notice of the place, date and hour of any annual or special meeting of shareholders shall be given personally to each shareholder, by mail, facsimile, other means of electronic transmission or by courier service, addressed to each such shareholder at his address as it appears on the books of the Corporation not less than 10 nor more than 50 days prior to such meeting, provided, however, that a copy of such notice may be given by third class mail not fewer than 24 nor more than 55 days. The notice of any special meeting shall state, in addition, the purpose or purposes for which the meeting is called, and by or at whose direction it is being issued. When any action proposed to be taken would, if taken, entitle shareholders fulfilling the requirements of the Business Corporation Law to receive payment for their shares, the notice shall include a statement of such purpose and to that effect. At any meeting at which all shareholders are present, or of which all shareholders not present have waived in writing the giving of such notice, the notice otherwise required may be dispensed with.

        Sec. 1.04    QUORUM.    The holders of a majority of the shares issued and outstanding and then entitled to vote, present in person or represented by proxy, shall be necessary to and shall constitute a quorum for the transaction of business at all meetings of shareholders. If such a quorum shall not be present or represented at any meeting, a majority of the shareholders present or represented by proxy may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At any such adjourned meeting at which a quorum is present or represented any business may be transacted which might have been transacted at the meeting as originally noticed.

        Sec. 1.05    VOTING.    At any meeting of shareholders, all elections and all other questions, the manner of deciding which is not otherwise specifically regulated by these By-Laws, shall be determined by vote of a majority of the shares present or represented at such meeting and voting on such questions. Each shareholder of record shall be entitled to one vote for every share of stock standing in his name on the books of the Corporation. All voting shall be viva voce, except that any shareholder may request that the vote be by ballot, in which case each ballot shall state the name of the shareholder voting, the number of shares standing in his name on the books of the Corporation, and, if such ballot be cast by proxy, the name of the proxy.

        Sec. 1.06    ORDER OF BUSINESS.    The order of business at all meetings of the shareholders shall be as follows:

  (a)
  Roll call.

  (b)
  Proof of notice of meeting or waiver of notice.

  (c)
  Reading of minutes of preceding meeting.

  (d)
  Reports of Officers.

  (e)
  Reports of Committees.

  (f)
  Announcement of Inspectors of Election, if applicable.

  (g)
  Election of Directors, if applicable.

  (h)
  Unfinished business.

  (i)
  New business.

        Sec. 1.07    BUSINESS TRANSACTED.    At the annual meeting, Directors shall be elected and such other business transacted as may be properly brought before the meeting. At any special meeting, no business shall be transacted other than that specified in the notice of such meeting unless all shareholders entitled to notice thereof consent to the transaction of such business.

        Sec. 1.08    PROXIES.    Every shareholder having a right to vote at any meeting or to express consent or dissent shall be entitled to authorize another person or persons to vote for him by proxy. Every proxy must be in writing and executed by the shareholder or his attorney-in-fact, thereunto duly authorized in writing. Every proxy, unless it states that it is irrevocable as permitted by law, shall be revocable at the pleasure of the person executing it. No proxy shall be valid after the expiration of ii months from the date thereof.

        Sec. 1.09    RECORD DATE.    For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjodurnment thereof, or to express consent to any action taken without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action affecting the interests of shareholders, the Board may fix, in advance, a record date. Such date shall not be more than 50 nor less than ten days before the date of any such meeting, nor more than 50 days prior to any other action.

        In each such case, only such persons as shall be shareholders of record on the date so fixed shall be entitled to notice of, and to vote at, such meeting and any adjournment thereof, or to express such consent, or to receive payment of such dividend, or such allotment of rights, or otherwise to be recognized as shareholders for the related purpose, notwithstanding any registration of transfer of shares on the books or the Corporation after any such record date so fixed.

        If no record date is fixed as provided in this section, then the close of business on the day next preceding the day on which notice of the meeting is mailed, or the close of business on the day on which the resolution is adopted, as the case may be, shall be the record date for determination of shareholders entitled to notice of such meeting, or to receive such distribution.

        When any determination is made as provided in this section, such determination shall apply to any adjournment of any meeting except where a new record date is fixed by the Board for such adjourned meeting.

        Sec. 1.10    ACTION WITHOUT MEETING.    Whenever shareholders are required or permitted to take any action by vote, such action may be taken without a meeting, on written consent, setting forth the action so taken, signed by the holders of all outstanding shares entitled to vote thereon. However, this section shall not be construed to alter or modify any provisions of law or of the Certificate of Incorporation under which the written consent of the holders of less than all outstanding shares is sufficient for corporate action.

        Sec. 1.11    ANNUAL STATEMENT.    The Board of Directors shall present at each annual meeting, and at any special meeting of the shareholders when called for by vote of the shareholders, a full and clear statement of the business and financial condition of the Corporation.

ARTICLE II. DIRECTORS

        Sec. 2.01    NUMBER.    The Board of Directors (the "Board") of the Corporation shall be composed of not less than three nor more than 15 natural persons, 18 years of age or more, who need not be shareholders. When all the shares are owned beneficially and of record by less than three shareholders, the number of directors may be less than three, but not less than the number of shareholders. The Board shall include such number of Directors, within the maximum and minimum set forth above, as shall be determined from time to time by resolution adopted by the vote of a majority of the entire Board. In the event of any such increase in the number of Directors, within such limits, the vacancy or vacancies so resulting shall be filled in accordance with the provisions of Section 2.09.

        Sec. 2.02    HOW ELECTED.    Directors shall be elected at the annual meeting of shareholders and the number of persons, corresponding to the number of directors to be elected, who shall receive a plurality of the votes cast, shall be elected and shall constitute the Board of Directors.

        Sec. 2.03    TERM OF OFFICE.    The term of office of each Director shall be until the next annual meeting of shareholders, and thereafter until his successor has been elected and has qualified.

        Sec. 2.04    DUTIES.    The Board may exercise all powers of the Corporation and shall have the control and general management of the affairs and business of the Corporation. The Directors shall in all cases act as a Board, regularly convened, and may, by majority vote, take such action and adopt such rules and regulations for the conduct of their meetings and the management of the Corporation as they may deem proper.

        Sec. 2.05    DIRECTOR'S MEETINGS.    Regular meetings of the Board shall be held immediately following the annual meeting of shareholders, and at such other times as the Board may determine by resolution. Special meetings of the Board may be called by the President at any time and shall be called by the President or the Secretary upon the written request of two directors. Meetings of the Board shall be held at such date, time and place within or without the State of New York as may be determined by the Board.

        Sec. 2.06    NOTICE OF MEETING.    At least two days before the date of any meeting of the Board of Directors, other than the regular annual meeting or any regular meeting held in accordance with a resolution establishing such meeting or meetings duly adopted by the Board, the Secretary shall serve personally, by mail facsimile, other means of electronic transmission or by courier service upon each Director a written notice of such meeting. Such notice shall be addressed to each Director at his or her address as shown on the records of the Secretary and shall specify the place, date and time of such meeting. At any meeting at which all Directors are present, or of which all Directors not present have waived in writing the giving of such notice, any notice otherwise required shall be dispensed with and any business may be transacted which could have been transacted if the same were specified in such notice.

        Sec. 2.07    QUORUM.    At all meetings of the Board, a majority of the entire Board shall be necessary to and constitute a quorum for the transaction of business. If a quorum shall not be present, the Directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

        Sec. 2.08    VOTING.    At all meetings of the Board each Director shall have one vote irrespective of the number of shares of stock that he may hold, and the act of a majority of the entire Board at a meeting at which a quorum is present shall be the act of the Board.

        Sec. 2.09    VACANCIES.    Vacancies in the Board occurring during terms of office, whether occurring upon removal with or without cause, or otherwise, shall be filled for the remainder of the term by the vote of a majority of the Directors then in office, although less than a quorum.

        Sec. 2.10    REMOVAL OF DIRECTORS.    All or any of the Directors may be removed, (a) either with or without cause, at any time by a majority vote of "the shares" entitled to vote for the election of Directors at a special meeting called for that purpose and (b) with cause, by the Board, by a majority vote of all Directors then in office.

        Sec. 2.11    RESIGNATION.    Any Director may resign at any time by written notice to the Board, the President or the Secretary. Unless an effective date is specified in such notice,

it shall become effective upon receipt by the Board or such officer, and no action on such resignation shall be necessary to make it effective.

        Sec. 2.12    COMMITTEES.    The Board, by resolution adopted by a majority of the entire Board, may designate from among its members one or more committees, each consisting of three or more Directors, and each of which, to the extent provided in such resolution, shall have all the authority of the Board. However, no such committee shall have authority as to any of the following matters:

  (a)
  the submission to shareholders of any action as to which shareholders' authorization is required by law;

  (b)
  the filling of vacancies in the Board or on any committee;

  (c)
  the fixing of compensation of any Director for serving on the Board or on any committee;

  (d)
  the amendment or repeal of these By-Laws, or the adoption of new By-Laws;

  (e)
  the amendment or repeal of any resolution of the Board which by its terms shall not be so amendable or repealable.

        The Board may designate one or more Directors as alternate members of any such committee who may replace any absent member or members at any meeting of such committee. Each such committee shall serve at the pleasure of the Board. It shall keep minutes of its meetings and report the same to the Board.

        Sec. 2.13    COMPENSATION.    The Board may determine, from time to time, the amount of compensation plus expenses of attendance, to be allowed Directors, other than officers, for their attendance at any meeting of the Board or of its committees.

        Sec. 2.14    ACTION WITHOUT MEETING.    Whenever the Board or any Committee thereof is required or permitted to take any action, such action may be taken without a meeting, on written consent, setting forth the adoption of a resolution authorizing the action, signed by all members of the Board or the Committee, which resolution and the written consents thereto shall be filed with the minutes of the proceedings of the Board or Committee.

        Sec. 2.15    TELEPHONE PARTICIPATION.    Any one or more members of the Board or any committee thereof may participate in a meeting of the Board or such committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time, which form of participation shall constitute presence in person at that meeting.

ARTICLE III. EXECUTIVE COMMITTEE

        Sec. 3.01    APPOINTMENT.    The Board may, by resolution adopted by a majority of the entire Board, designate not less than three nor more than five Directors who shall serve at the pleasure of the Board and shall constitute the Executive Committee. Vacancies in the Executive Committee may be filled by similar resolution at any meeting of the Board.

        Sec. 3.02    DUTIES.    The Executive Committee shall advise and aid the officers of the Corporation in all matters concerning the Corporation's interests and the management of the Corporation's business, and when the Board of Directors is not in session the Executive Committee shall have and may exercise all the powers and authority of the Board with reference to the conduct of such business, subject to the limitations of Section 2.12(a)-(e) and as such exercise may be restricted by resolution of the Board.

        The Executive Committee, unless otherwise provided by the Board, shall fix the salary or compensation of each officer whether or not such officer be a Director, but shall not determine the compensation of any member of the Executive Committee.

        Sec. 3.03    MEETINGS.    Regular meetings of the Executive Committee may be held without call or notice at such times and places as the Executive Committee from time to time may fix in advance. Other meetings of the Executive Committee may be called by any member thereof either by oral, telegraphic or written notice not later than the day prior to the date set for such meeting. Such notice shall state the date, time and place of the meeting and, if by telegram or in writing, shall be addressed to each member at his address as shown on the records of the Secretary. Upon request by any member, the Secretary shall give the required notice calling the meeting.

        Sec. 3.04    QUORUM.    At any meeting of the Executive Committee, three members shall constitute a quorum. Any action of the Executive Committee, to be effective, must be authorized by the affirmative vote of a majority of the members thereof present, and in any event, shall require not less than three affirmative votes.

        Sec. 3.05    MINUTES.    The Secretary shall keep the minutes of the meetings of the Executive Committee and cause them to be recorded in a book kept at his office for that purpose. These minutes shall be presented to the Board from time to time for its information.

ARTICLE IV. OFFICERS

        Sec. 4.01    NUMBER.    The officers of the Corporation shall be a President, one or more Vice Presidents (the number of such Vice Presidents to be determined by the Board), a Secretary and a Treasurer. The Board may also elect or appoint a Chairman of the Board and shall appoint such other officers, assistant officers, agents and employees as it shall deem necessary, who shall have such authority and shall perform such duties as shall be prescribed by the Board from time to time. Any two or more offices may be held by the same person, except the offices of President and Secretary.

        Sec. 4.02    ELECTION.    Each officer shall be elected annually by the Board at its meeting held immediately following the annual meeting of shareholders, and shall hold office until the meeting of the Board immediately following the next annual meeting of shareholders, and the election and qualification of his successor. The President shall be elected from the members of the Board.

        Sec. 4.03    DUTIES OF OFFICERS.    The duties and powers of the officers of the Corporation shall be as follows:

CHAIRMAN OF THE BOARD

        The Chairman of the Board, if elected or appointed by the Board, shall preside at all meetings of shareholders and of the Board, and shall have such other powers and perform such duties as may from time to time be assigned by the Board, including the specified duties of any other officers.

CHIEF EXECUTIVE OFFICER

        The Chief Executive Officer, if elected or appointed by the Board, shall be responsible for the execution, carrying out and fulfillment of all policies, determinations and regulations of the Board, as well as the formulation and presentation to the Board of long range plans for the corporation, and shall have such other powers and perform such duties as may from time to time be assigned by the Board.

CHIEF OPERATIONS OFFICER

        The Chief Operations Officer, if elected or appointed by the Board, shall be responsible for the day to day operations, management and activity of the corporation, and shall have such other powers and perform such duties as may from time to time be assigned by the Board.

PRESIDENT

        The President shall be Chief Executive Officer; if there be no Chairman or in the absence of the Chairman, he shall preside at all meetings of shareholders and directors; he shall be ex officio a member of all standing committees, shall have general and active management and control of the business and affairs of the Corporation subject to control of the Board, and shall see that all orders and resolutions of the Board are carried into effect.

VICE PRESIDENT

        The Vice President, or if there be more than one, the Vice Presidents in order of their seniority or in any other order determined by the Board, shall, in the absence or disability of the President, perform the duties and exercise the powers of President, and shall generally assist the President and perform such other duties as the Board or the President shall prescribe.

SECRETARY

        The Secretary shall attend all meetings of the Board and all meetings of shareholders, and record the minutes of all proceedings and all votes in a book to be kept for that purpose, and shall perform like duties for standing committees when required. He shall give, or cause to be given, notice of all meetings of shareholders and special meetings of the Board, and shall perform such other duties as may be prescribed by the Board or President, under whose supervision he shall act. He shall keep in safe custody the seal of the corporation and, when authorized by the Board, affix the same to any instrument requiring it, and when so affixed, it shall be attested by his signature or the signature of the Treasurer, Assistant Secretary or Assistant Treasurer. He shall keep in safe custody the certificate books and shareholder records and such other books and records as the Board may direct, and shall perform all other duties incident to the office of Secretary.

ASSISTANT SECRETARY

        The Assistant Secretaries, if any, in order of their seniority or any other order determined by the Board, shall in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary, and shall perform such other duties as the Board or the Secretary shall prescribe.

TREASURER

        The Treasurer shall have care and custody of the corporate funds and other valuable effects, including securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board. Except as otherwise provided by resolution of the Board, the Treasurer shall disburse funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and Board at any regular meeting, or whenever they may request it, an account of all his transactions required by the Board. The Treasurer shall give the Corporation a bond for such term, in such sum, and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

ASSISTANT TREASURER

        The Assistant Treasurers, if any, in order of their seniority or in any other order determined by the Board, shall in the absence or disability of the Treasurer, perform the duties and exercise the power of Treasurer, and shall perform such other duties as the Board or the Treasurer shall prescribe.

CONTROLLER

        The Controller, if any, shall maintain adequate records of all assets, liabilities and transactions of the Corporation and shall have adequate audits thereof currently and regularly made. In conjunction with other officers, he shall initiate and enforce measures and procedures whereby the business of the Corporation shall be conducted with maximum safety, efficiency and economy. He shall attend such meetings and shall report to the President or the Board, as the Board may prescribe. His duties and powers shall extend to all subsidiary corporations and, so far as the President may deem applicable, to all affiliated corporations.

ASSISTANT CONTROLLER

        The Assistant Controller, or if there be more than one, the Assistant Controllers in order of their seniority or any other order determined by the Board, shall in the absence or disability of the Controller, perform the duties and exercise the powers of Controller, and shall perform such other duties as the Board or the Controller shall prescribe.

        Sec. 4.04    VACANCIES, HOW FILLED.    All vacancies in any office shall be filled for the unexpired portion of the term by the Board without undue delay at its next regular meeting or at a meeting specifically called for that purpose.

        Sec. 4.05    REMOVAL OF OFFICERS.    The Board may remove any officer at any time, with or without cause, by a majority vote of the entire Board.

        Sec. 4.06    RESIGNATION.    Any Officer may resign at any time by giving written notice to the Board, the President or the Secretary. Unless an effective date is specified in such notice, it shall become effective upon receipt by the Board or such officer, and no action on such resignation shall be necessary to make it effective.

        Sec. 4.07    COMPENSATION OF OFFICERS.    The officers shall receive such salary or compensation as may be determined by the Executive Committee, if any, unless otherwise provided by the Board and except as limited by Section 3.02. If an Executive Committee is not appointed, and to the extent the Committee cannot act by virtue of Section 3.02, the Board shall determine such salary or compensation. The fact that any officer is a director shall not preclude him from receiving a salary or from voting upon any resolution establishing the same.

        Sec. 4.08    REPAYMENT OF DISALLOWED COMPENSATION.    Any payments made to an officer by way of salary, commission, bonus, interest, rent, or entertainment expense incurred by such officer, which shall be disallowed in whole or in part as a deductible expense of the Corporation by the Internal Revenue Service, shall be reimbursed by such officer to the full extent of such disallowance. The Board shall be responsible for enforcing repayment of each such amount disallowed and, subject to the determination of the Board, proportionate amounts may be withheld from future compensation payments to such officer until amounts repayable have been repaid in full. The Board shall determine whether repayment of any such amounts is to be made over a period of one or more years, but any such repayment shall be made over no longer a period than five years.

ARTICLE V. CORPORATE SEAL

        Sec. 5.01    FORM.    The Board shall adopt a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation, the year of its organization, the words "Corporate Seal, New York" and such other matters as the Board may consider proper.

ARTICLE VI. SHARE CERTIFICATES

        Sec. 6.01    FORM; SIGNATURE.    The certificates for shares shall be in such form as the Board may determine from time to time. Such certificates shall be signed by the President or Vice President and the Secretary or Treasurer and shall be sealed with the seal of the Corporation. Such seal may be a facsimile, engraved or printed. Where any such certificate is signed by a transfer agent or registered by a registrar, other than the Corporation itself, the signatures of any such President, Vice President, Secretary or Treasurer upon such certificate may be facsimiles, engraved or printed. In case any such officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such before such certificate is issued, it may be issued with the same effect as if he were such officer and had not ceased to be such at the date of its issue.

        Every certificate of stock issued shall plainly state upon the face thereof: That the Corporation is formed under the laws of the State of New York; the name of the registered holder; the number, kind and class of shares, and the designation of the series, if any, which it represents; and the par value of each share represented by such certificate or a statement that such shares are without par value.

        Each series of certificates shall be consecutively numbered. The name of the person owning the shares represented thereby, with the number of such shares and the date of issue, shall be entered on the Corporation's books as well as on the face of such certificate.

        Sec. 6.02    TRANSFERS OF CERTIFICATES.    Certificates for shares shall be transferable on the books of the Corporation, by the holder thereof in person or by his attorney, upon surrender for cancellation of such certificates, together with evidence of succession, assignment or authority to transfer and payment of any applicable transfer taxes.

        Sec. 6.03    LOST, STOLEN OR DESTROYED STOCK CERTIFICATES.    No certificate for shares of stock shall be issued in place of any certificate alleged to have been lost, stolen or destroyed, except upon production of evidence of the loss, theft or destruction, and upon indemnification of the Corporation and its agents to the extent and in the manner the Board may from time to time prescribe.

        Sec. 6.04    REGULATIONS.    The Board shall have the power and authority to make such rules and regulations as it may deem expedient, concerning the issue, transfer and registration of certificates for shares.

        Sec. 6.05    TRANSFER AGENT AND REGISTRAR.    The Board may appoint one or more transfer agents or transfer clerks and/or one or more registrars of transfers, and may require all stock certificates to bear the signature of a transfer agent or transfer clerk and/or a registrar of transfers. The Board may at any time terminate the appointment of any transfer agent or transfer clerk or any registrar of transfers.

        Sec. 6.06    OWNER OF CERTIFICATE.    The holder of record of any certificate for shares shall be deemed the holder in fact thereof and the corporation shall not be bound to recognize any equitable or legal claim to or interest in such certificate on the part of any other persons, whether or not it shall have actual or other notice thereof, except as otherwise expressly provided by law.

ARTICLE VII. DIVIDENDS

        Sec. 7.01    WHEN DECLARED.    The Board may declare dividends in cash, in property, or in the shares of the Corporation, from the surplus profits of the Corporation whenever, in its opinion, the conditions of the Corporation's affairs will render it expedient for such dividends to be declared.

        Sec. 7.02    PAYMENT.    The Board, in declaring any dividend, may determine the shareholders entitled to receive such dividend by fixing a record date for the determination of shareholders and making any such dividend payable only to those persons who are shareholders of record as of such date. The Board may also determine the date when payment of any such dividend is to be made.

        Sec. 7.03    RESERVES.    Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board shall deem conducive to the best interest of the Corporation, and the Board may modify or abolish any such reserve in the same manner as it was created.

ARTICLE VIII. CONTRACTS, BILLS, NOTES, DEPOSITORIES

        Sec. 8.01    BILLS, NOTES, ETC.    All Bills payable, notes, checks, drafts, warrants or other negotiable instruments shall be made in the name of the Corporation, and shall be signed and countersigned by such officers or agents as shall be designated by resolution of the Board. No officer or agent of the Corporation either singly or jointly with others, shall have the power to make any bill payable, note, check, draft or warrant or other negotiable instrument, or endorse the same in the name of the Corporation or contract or cause to be contracted any debt or liability in the name or in behalf of the Corporation, except as herein expressly prescribed and provided.

        Sec. 8.02    CONTRACTS.    The Board may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general and continuing or may be confined to specific instances.

        Sec. 8.03    DEPOSITORIES.    The Board shall designate the trust company, or trust companies, bank or banks, in which shall be deposited the money or securities of the Corporation.

ARTICLE IX. OFFICES

        Sec. 9.01    PRINCIPAL OFFICE.    The principal office of the Corporation shall be in the City of Harris, County of Sullivan and State of New York, and the exact address of such office may be determined, and changed, from time to time by resolution of the Board.

        Sec. 9.02    OTHER OFFICES.    The Corporation may have offices and places of business at such other places within or without the State of New York, as the Board may from time to time determine, or the business of the Corporation may require.

ARTICLE X. FISCAL YEAR

        Sec. 10.01    FISCAL YEAR.    Unless otherwise fixed by resolution of the Board, the fiscal year shall commence on December 31.

ARTICLE XI. INSPECTORS OF ELECTION

        Sec. 11.01    INSPECTORS OF ELECTION.    The Board, prior to the annual meeting of shareholders in each year, shall appoint one or more inspectors of election to act at such annual meeting and at all other meetings of shareholders held during the ensuing year. In the event of the failure of the Board to make any such appointments, or if any inspector of election shall for any reason fail to attend and act at such meeting, an inspector of election or inspectors of election, as the case may be, may be appointed by the chairman of the meeting at which such inspectors are to act.

ARTICLE XII. AMENDMENTS

        Sec. 12.01    BY SHAREHOLDERS.    These By-Laws may be amended or repealed and new By-Laws adopted by the affirmative vote of the holders of a majority of the shares at the time entitled to vote for the election of directors, at any meeting for which the notice of meeting specifies such amendments, alterations, changes or action proposed to be taken with regard to these By-Laws.

        Sec. 12.02    BY DIRECTORS.    These By-Laws may also be amended or repealed and new By-Laws adopted at any regular or special meeting of the Board, by the affirmative vote of a majority of the entire Board. If any By-Law regulating an impending election of directors is amended, repealed or adopted by the Board, there shall be set forth in the notice of the next meeting of shareholders for the election of directors, the By-Law so amended, repealed or adopted, together with a concise statement of the changes made. Any By-Law amended, repealed or adopted by the Board may be amended or repealed by the shareholders at any annual meeting, or at any special meeting called for that purpose, by the affirmative vote of the holders of a majority of the shares at the time entitled to vote for the election of directors.

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  Exhibit 3.6
BY-LAWS OF CASCADES AGRI-PAK, INC.
ARTICLE I. MEETINGS OF SHAREHOLDERS
ARTICLE II. DIRECTORS
ARTICLE III. EXECUTIVE COMMITTEE
ARTICLE IV. OFFICERS
CHAIRMAN OF THE BOARD
CHIEF EXECUTIVE OFFICER
CHIEF OPERATIONS OFFICER
PRESIDENT
VICE PRESIDENT
SECRETARY
ASSISTANT SECRETARY
TREASURER
ASSISTANT TREASURER
CONTROLLER
ASSISTANT CONTROLLER
ARTICLE V. CORPORATE SEAL
ARTICLE VI. SHARE CERTIFICATES
ARTICLE VII. DIVIDENDS
ARTICLE VIII. CONTRACTS, BILLS, NOTES, DEPOSITORIES
ARTICLE IX. OFFICES
ARTICLE X. FISCAL YEAR
ARTICLE XI. INSPECTORS OF ELECTION
ARTICLE XII. AMENDMENTS